UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 5, 2011
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street
San Jose, California (Address of principal executive offices)	95112 (Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 4, 2011, the Board of Directors (the “Board”) of California Water Service Group (the “Company”) approved a two-for-one stock split of the Company’s common stock to be effected in the form of a stock dividend of one share of common stock for each share of common stock outstanding, with a record date of June 3, 2011 and a distribution date of June 10, 2011. The stock dividend is subject to stockholder approval, at the Company’s upcoming annual meeting of stockholders scheduled for May 24, 2011, of a proposed amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company. If such stockholder approval is not obtained, no stock dividend will be issued. A copy of the press release announcing the Board’s approval of the stock split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued April 5, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: April 5, 2011	By:	/s/ Martin A. Kropelnicki
		Name:	Martin A. Kropelnicki
		Title:	Vice President, Chief Financial Officer & Treasurer